Exhibit 99.1

Fidelity National Financial, Inc. Reports Third Quarter 2011 EPS of $0.33

Jacksonville, Fla. - (October 19, 2011) - Fidelity National Financial, Inc. (NYSE:FNF), a leading provider of title insurance, mortgage services, and diversified services, today reported operating results for the three-month and nine-month periods ended September 30, 2011.

	Three Months Ended	Three Months Ended
	September 30, 2011	September 30, 2010
Total revenue	$1.24 billion	$1.37 billion
Net earnings attributable to common shareholders	$74.3 million	$83.2 million
Net earnings per diluted share attributable to common shareholders	$0.33	$0.36
Cash flow from operations	$66.1 million	$21.2 million

	Nine months ended	Nine months ended
	September 30, 2011	September 30, 2010
Total revenue	$3.69 billion	$4.00 billion
Net earnings attributable to common shareholders	$196.8 million	$239.3 million
Net earnings per diluted share attributable to common shareholders	$0.88	$1.04
Cash flow from operations	$75.3 million	$69.1 million

The following are summary financial and operational results for the title insurance segment of FNF for the three-month and nine-month periods ended September 30, 2011 and 2010:

Fidelity National Title Group (“FNT”)

	Three Months Ended	Three Months Ended
	September 30, 2011	September 30, 2010
Total revenue	$1.19 billion	$1.32 billion
Pre-tax earnings	$138.1 million	$139.5 million
Pre-tax margin	11.6%	10.6%

	Nine months ended	Nine months ended
	September 30, 2011	September 30, 2010
Total revenue	$3.53 billion	$3.71 billion
Pre-tax earnings	$388.1 million	$296.3 million
Pre-tax margin	11.0%	8.0%

Month	Direct Orders Opened	Direct Orders Closed
July 2011	157,400	113,300
August 2011	232,900	130,900
September 2011	205,700	134,600

Third Quarter 2011	596,000	378,800

Month	Direct Orders Opened	Direct Orders Closed
July 2010	220,700	119,600
August 2010	251,700	139,600
September 2010	239,500	148,800

Third Quarter 2010	711,900	408,000

	Open	Closed	Commercial
	Commercial	Commercial	Revenue	Commercial
	Orders	Orders	(In millions)	Fee Per File
Third Quarter 2011	17,800	11,700	$99.1	$8,500
Third Quarter 2010	18,000	10,300	$67.8	$6,600

•
The preceding table only includes commercial activity from FNF's commercial offices in the national commercial division and does not attempt to capture potential commercial activity in our local offices.

“We produced another strong quarter in our title insurance business, despite the continued difficult operating environment,” said Chairman William P. Foley, II. “Our industry-leading pre-tax title margin was 11.6%, including $7.2 million in realized investment losses, and 12.2% before the impact of those realized losses. We again saw the strength in our commercial title business partially offset the ongoing weakness in the residential resale markets and we exceeded our targets in shared services cost reductions. Additionally, with the meaningful decline in mortgage rates beginning in August, we began to see a significant increase in our refinance open order volumes, as August total open orders per day increased nearly 30% over July, and September total open orders per day remained nearly equal with those elevated August levels. We expect to see the majority of the revenue and earnings benefit from these increased open order volumes in our fourth quarter operating results.

“In July, we announced the sale of our flood insurance business for $210 million which will generate an estimated $154 million pre-tax gain. That flood business has been the nation's largest flood insurance provider and a very profitable and consistent business for FNF for nearly ten years. We feel this transaction is a great opportunity to realize the value we have created and redeploy the capital into other uses that can continue to create increased value for our shareholders. We are awaiting final regulatory approvals and expect to close that sale in the next several weeks. The flood business is now shown as a discontinued operation in our financial statements.

“Our personal lines business suffered a pre-tax loss of $14 million due to claims relating to significant summer storms, most notably Hurricane Irene, versus a $1 million pre-tax loss in the prior year. The personal lines business was a $9 million, or $0.04 per share, drag on our net earnings for the quarter.

“Finally, in August, we issued $300 million of seven-year, 4.25% convertible senior notes. This issuance allowed us to repay our maturing senior notes and continued our strategy of enhancing our longer-term liquidity profile, conservatively managing our balance sheet and liquidity position during uncertain times and maximizing holding company flexibility. Concurrent with the offering, we used $75 million of the proceeds to repurchase approximately 4.6 million shares of our common stock.”

Conference Call
FNF will host a call with investors and analysts to discuss third quarter 2011 results on Thursday, October 20, 2011, beginning at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on the Events and Multimedia page of the FNF Investor Relations website at www.fnf.com. The conference call replay will be available via webcast through the FNF Investor Relations website at www.fnf.com. The telephone replay will be available from 12:00 p.m. Eastern time on October 20, 2011, through October 27, 2011, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 219468.

About FNF
Fidelity National Financial, Inc. (NYSE:FNF), is a leading provider of title insurance, mortgage services and diversified services. FNF is the nation's largest title insurance company through its title insurance underwriters - Fidelity National Title, Chicago Title, Commonwealth Land Title and Alamo Title - that collectively issue more title insurance policies than any other title company in the United States. In addition, among other operations, FNF owns minority interests in Ceridian Corporation, a leading provider of global human resources, payroll, benefits and payment solutions, Remy International, Inc., a leading designer, manufacturer, remanufacturer, marketer and distributor of aftermarket and original equipment electrical components for automobiles, light trucks, heavy-duty trucks and other vehicles and American Blue Ribbon Holdings, LLC, an owner and operator of the Village Inn, Bakers Square and Max & Erma's restaurants. More information about FNF can be found at www.fnf.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business and political conditions, including changes in the financial markets; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U. S. economy; our potential inability to find suitable acquisition candidates, acquisitions in lines of business that will not necessarily be limited to our traditional areas of focus, or difficulties in integrating acquisitions; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company's Form 10-K and other filings with the Securities and Exchange Commission.

SOURCE: Fidelity National Financial, Inc.
CONTACT: Daniel Kennedy Murphy, Senior Vice President and Treasurer, 904-854-8120, dkmurphy@fnf.com

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY OF EARNINGS
(In millions, except per share amounts and fee per file)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Direct title premiums	$374.0	$357.6	$1,054.1	$983.6
Agency title premiums	426.0	545.7	1,334.0	1,582.3
Total title premiums	800.0	903.3	2,388.1	2,565.9
Escrow, title-related and other fees	371.9	355.4	1,058.2	1,024.1
Total title and escrow	1,171.9	1,258.7	3,446.3	3,590.0

Specialty insurance	36.7	41.1	116.7	114.0
Interest and investment income	37.5	33.4	112.1	107.5
Realized gains and losses	(6.1)	40.1	15.5	192.8
Total revenue	1,240.0	1,373.3	3,690.6	4,004.3

Personnel costs	400.6	401.7	1,181.3	1,162.6
Other operating expenses	277.3	291.8	804.6	852.7
Agent commissions	326.3	427.5	1,033.1	1,247.8
Depreciation and amortization	17.6	21.3	55.7	65.0
Claim loss expense	107.2	100.8	298.5	284.0
Interest expense	14.0	12.9	42.1	32.5
Total expenses	1,143.0	1,256.0	3,415.3	3,644.6

Earnings before taxes	97.0	117.3	275.3	359.7
Income tax expense	31.6	40.7	95.4	125.0
Earnings before equity investments	65.4	76.6	179.9	234.7
Earnings (loss) from equity investments	3.7	0.9	7.7	(6.2)
Income from continuing operations, net of tax	69.1	77.5	187.6	228.5
Discontinued operations, net of tax	7.8	6.3	16.4	14.6
Net earnings	76.9	83.8	204.0	243.1
Non-controlling interests	2.6	0.6	7.2	3.8
Net earnings attributable to common shareholders	$74.3	$83.2	$196.8	$239.3
Earnings per share:
Net earnings from continuing operations attributable to common shareholders - basic	$0.34	$0.37	$0.90	$1.05
Net earnings from continuing operations attributable to common shareholders - diluted	$0.33	$0.36	$0.88	$1.04

Weighted average shares - basic	217.7	225.9	219.7	227.0
Weighted average shares - diluted	222.0	229.2	223.3	230.0

Direct operations orders opened (000's)	596.0	711.9	1,598.1	1,744.1
Direct operations orders closed (000's)	378.8	408.0	1,102.8	1,102.4
Fee per file	$1,543	$1,346	$1,493	$1,394
Actual title claims paid	$131.1	$132.1	$367.4	$349.8

 FIDELITY NATIONAL FINANCIAL, INC.
THIRD QUARTER SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

Three Months Ended			Corporate
September 30, 2011	Consolidated	FNT	and Other
Gross operating revenue	$1,208.6	$1,158.1	$50.5

Interest and investment income	37.5	35.9	1.6
Realized gains and losses	(6.1)	(7.2)	1.1
Total revenue	1,240.0	1,186.8	53.2

Personnel costs	400.6	386.3	14.3
Other operating expenses	277.3	252.8	24.5
Agent commissions	326.3	326.3	—
Depreciation and amortization	17.6	16.9	0.7
Claim loss expense	107.2	66.4	40.8
Interest expense	14.0	—	14.0
Total expenses	1,143.0	1,048.7	94.3

Pretax earnings (loss)	97.0	138.1	(41.1)

Pretax margin	7.8%	11.6%	—

Open orders	596.0	596.0	—
Closed orders	378.8	378.8	—

Three Months Ended			Corporate
September 30, 2010	Consolidated	FNT	and Other
Gross operating revenue	$1,299.8	$1,248.1	$51.7

Interest and investment income	33.4	31.7	1.7
Realized gains and losses	40.1	39.1	1.0
Total revenue	1,373.3	1,318.9	54.4

Personnel costs	401.7	389.8	11.9
Other operating expenses	291.8	268.9	22.9
Agent commissions	427.5	427.5	—
Depreciation and amortization	21.3	21.3	—
Claim loss expense	100.8	71.9	28.9
Interest expense	12.9	—	12.9
Total expenses	1,256.0	1,179.4	76.6

Pretax earnings	117.3	139.5	(22.2)

Pretax margin	8.5%	10.6%	—

Open orders	711.9	711.9	—
Closed orders	408.0	408.0	—

FIDELITY NATIONAL FINANCIAL, INC.
FULL-YEAR SEGMENT INFORMATION
(In millions, except order information in thousands)
(Unaudited)

Nine Months Ended			Corporate
September 30, 2011	Consolidated	FNT	and Other
Gross operating revenue	$3,563.0	$3,410.7	$152.3

Interest and investment income	112.1	106.7	5.4
Realized gains and losses	15.5	13.5	2.0
Total revenue	3,690.6	3,530.9	159.7

Personnel costs	1,181.3	1,129.9	51.4
Other operating expenses	804.6	732.4	72.2
Agent commissions	1,033.1	1,033.1	—
Depreciation and amortization	55.7	53.5	2.2
Claim loss expense	298.5	193.1	105.4
Interest expense	42.1	0.8	41.3
Total expenses	3,415.3	3,142.8	272.5

Pretax earnings (loss)	275.3	388.1	(112.8)

Pretax margin	7.5%	11.0%	—

Open orders	1,598.1	1,598.1	—
Closed orders	1,102.8	1,102.8	—

Nine Months Ended			Corporate
September 30, 2010	Consolidated	FNT	and Other
Gross operating revenue	$3,704.0	$3,547.5	$156.5

Interest and investment income	107.5	100.7	6.8
Realized gains and losses	192.8	66.4	126.4
Total revenue	4,004.3	3,714.6	289.7

Personnel costs	1,162.6	1,127.1	35.5
Other operating expenses	852.7	777.1	75.6
Agent commissions	1,247.8	1,247.8	—
Depreciation and amortization	65.0	63.8	1.2
Claim loss expense	284.0	202.3	81.7
Interest expense	32.5	0.2	32.3
Total expenses	3,644.6	3,418.3	226.3

Pretax earnings	359.7	296.3	63.4

Pretax margin	9.0%	8.0%	21.9%

Open orders	1,744.1	1,744.1	—
Closed orders	1,102.4	1,102.4	—

FIDELITY NATIONAL FINANCIAL, INC.
SUMMARY BALANCE SHEET INFORMATION
(In millions, except per share amounts)

	September 30, 2011	December 31, 2010
	(Unaudited)
Cash and investment portfolio	$5,025.0	$4,939.3
Goodwill	1,471.6	1,470.7
Title plant	390.7	390.8
Total assets	7,877.7	7,887.5
Notes payable	1,015.1	952.0
Reserve for claim losses	2,080.4	2,272.7
Secured trust deposits	477.9	388.4
Total equity	3,513.7	3,444.4
Book value per share	$16.03	$15.39

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